Exhibit 10.1

Date: ________________No.: BK13-___

BAKHU HOLDINGS, CORP.

Convertible Senior Secured Promissory Note

Due February 26, 2027

_______________________

THIS CONVERTIBLE SENIOR SECURED PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE TRANSFERRED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT OR THE LAWS OF THE APPLICABLE STATE, A “NO ACTION” OR INTERPRETIVE LETTER FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION (“SEC”), OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, TO THE EFFECT THAT THE SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH STATE STATUTES.

BAKHU HOLDINGS, CORP., a corporation duly organized and existing under the laws of the state of Nevada (the “Company”), for value received, hereby promises to pay to ______________________, the registered holder hereof (the “Holder”), the principal sum of ____________________ ($_____) on February 26, 2027, upon presentation and surrender of this Note, at the Company’s offices at One World Trade Center, Suite 130, Long Beach, CA 90831, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debt, together with interest on the unpaid principal balance outstanding at the interest rate set forth below, from and after the Company’s receipt of the loan proceeds in immediately available federal funds until the principal hereof is paid or made available for payment as herein provided.

This Note is subject to the following further terms and material provisions.

1.Series. This Note is one of a duly authorized issue of notes of the Company designated as its Convertible Senior Secured Promissory Notes Due February 26, 2027, limited in aggregate principal amount to TWENTY MILLION DOLLARS AND NO CENTS ($20,000,000) (the “Series”). These Notes will not be issued in amounts less than fifty thousand dollars ($50,000). The debt evidenced by the Notes and all obligations with respect thereto will be senior secured obligations and rank senior in right of payment with any of the Company’s existing and future obligations.

2.Term and Interest. The principal of and all interest on this note will be due and payable on February 26, 2027, unless converted as set forth in section 3 and subject to prepayment as set forth in section 4 hereof. The Note shall bear interest at an annual rate of 13%, which will compound quarterly and accrue and be paid in kind (the “PIK Interest”) at maturity with the compounded quarterly PIK Interest being added to the outstanding principal balance of the Note on the last day of each fiscal quarter of the Company. All interest hereunder will be calculated on the basis of the actual number of days elapsed, computed as if each year consisted of 365 days (or 366 days in a leap year), and in each case, payable for the actual number of days elapsed from the Company’s receipt of the loan proceeds in

Exhibit 10.1

immediately available federal funds (including the first day but excluding the last day of the relevant computation period).

3.Conversion. The holder of this Note is entitled, at its option, at any time before the due date, to convert all or portion(s) of this Note into fully paid and nonassessable shares (calculated as to each conversion to the nearest whole share) of common stock, par value $0.001, of the Company (the “Shares”), at the rate of one share for each $0.50 of principal amount of this Note and PIK Interest accrued through the date of conversion, subject to adjustment in the conversion price, if any, as may be required by the provisions of this Note, by surrender of this Note, duly endorsed (if so required by the Company) or assigned to the Company or in blank, to the Company at its offices, accompanied by written notice in the form set forth below that the holder hereof elects to convert this Note or if less than the entire principal amount hereof is to be converted, the portion hereof to be converted.

4.Prepayment. The Company reserves the right and privilege of prepaying this Note in whole or in part, at any time or from time to time, upon ten (10) days’ prior written notice to the Holder and subject to the Holder’s right to convert during such period, without premium, charge, or penalty, provided however, that in the event this Note is prepaid at any time on or before February 26, 2025, prepayment will include all compounded PIK Interest that would have accrued through February 26, 2025. If prepayment occurs after the 12 month date but before the 36 month anniversary of the date of issuance of the Note, then at the time of prepayment, the prepayment shall include all PIK Interest accrued through the date of prepayment, plus a prepayment fee equal to two percent (2.0%) of the then outstanding principal balance of the Note.

5.Issuance of Additional Warrant Upon Prepayment. Upon permitted prepayment of all or any portion of this Note, at the time of such prepayment, the Company will issue to the Holder an additional warrant (“Prepayment Warrant”) in the same form as the warrant issued concurrently with the issuance of this Note.  Such Prepayment Warrant will evidence the right of the Holder to purchase for $0.50 per share that number of Shares determined by (a) adding the amount of the prepaid principal and the amount of the PIK Interest accrued and paid or payable as of the date of the prepayment and (b) dividing that sum by $0.50.  (For clarity, if prepayment occurs on or before February 26, 2027, the sum calculated for purposes of Section 5(a) will include the principal plus the PIK Interest accrued through the prepayment date) The Prepayment Warrant will have a warrant exercise term equivalent to the balance of the original term of this Note.

6.Limitations on Right of Conversion. Following receipt of the written notice of intention to convert the Note, the Company will take such steps as it deems appropriate to permit conversion of the Note as specified in the notice without registration or qualification under applicable federal and state securities laws; provided, that in no event will the Company be required to consent to the general service of process or qualify as a foreign corporation in any jurisdiction where the Note holder resides if the jurisdiction is different than such Note holder’s residence when the Note was originally offered and sold. To comply with exemptions from the registration requirements of the Securities Act and certain state securities statutes, the Company may require the holder of this Note to make certain representations and execute and deliver to the Company certain documents as a condition to exercise of the conversion rights hereunder, all in form and substance satisfactory to the Company as determined in its sole discretion. In the event the Company reasonably determines that the Note cannot be converted in compliance with applicable federal and state securities laws in the absence of registration or qualification under such statutes, the Company will be under no obligation to permit conversion of the Note and issue any Shares pursuant hereto. The Company will use its best efforts to qualify the Shares for sale under the applicable state laws in those jurisdictions in which the holder of the Note resides at the time of conversion; if, notwithstanding its efforts, the Company is unable to so qualify the Shares for sale in such state, the

Exhibit 10.1

Shares delivered will be subject to applicable restrictions on their transfer under the laws of such state or, if no exemption from registration is available, the Note will not be convertible.

7.Security. The Notes in the Series are secured by a first priority lien on all assets of the Company, as memorialized by the General Security Agreement and the Intellectual Property Security Agreement between the parties of even date herewith.

8.Satisfaction and Discharge of Note. This Note will cease to be of further effect (except as to any surviving rights of conversion, transfer, or exchange of Notes herein expressly provided for) when:

(a)the Company has paid or caused to be paid all sums payable hereunder by the Company, including all principal amounts and interest accrued under the Note (and as applicable, all additional compounded PIK Interest payable to Holder pursuant to Section 4), either in cash or in issuance of Shares upon conversion; and

(b)the Company has complied with all the conditions precedent herein provided relating to the satisfaction and discharge of this Note.

9.Events of Default. “Event of Default,” when used herein, whether voluntary, involuntary, or effected by operation of law pursuant to any judgment, decree, or order of any court or any order, rule, or regulation of any administrative or governmental body, or be caused by the provisions of any section herein, means any one of the following events:

(a)default in the payment of the principal of, together with interest on, any Note in this Series when due, whether at maturity or otherwise;

(b)default in the performance or breach of any covenant or warranty of the Company in this Note (other than a covenant or warranty, the breach or default in performance of which is elsewhere in this section specifically dealt with), after there has been given to the Company, by registered or certified mail, by either the Lead Investor or holders of a majority in principal amount of the outstanding Notes in this Series including the Lead Investor, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a notice of default hereunder;

(c)the entry of a decree or order by a court having jurisdiction in the premises: (i) adjudging the Company a bankrupt or insolvent under the Federal Bankruptcy Act or any other applicable federal or state law; or (ii) appointing a receiver, liquidator, assignee, trustee, sequestrator, (or other similar official) of the Company or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

(e)the institution by the Company of proceedings to be adjudicated a bankrupt or insolvent or the consent by it to the institution of bankruptcy or insolvency proceedings against it; or a filing by the Company of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Act or any other applicable federal or state law or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee, or sequestrator (or other similar official) of the Company or of any substantial part of its property; or the making by the Company of an assignment for the benefit of creditors or the admission by it in writing of its inability to pay its debts generally as they become due; or the taking of corporate action by the Company in furtherance of any such actions; or

Exhibit 10.1

(f)any Event of Default as defined in the General Security Agreement between the parties of even date herewith.

10.Acceleration of Maturity. If an Event of Default occurs and is continuing, then, in every such case, either the Lead Investor or holders of a majority in principal amount of the outstanding Notes in this Series including the Lead Investor, may declare the principal of all the Notes to be due and payable immediately by a notice in writing to the Company of the default, and upon any such declaration, the principal and all interest including without limitation PIK Interest accrued under the Notes (and if the Event of Default occurs on or before August 26, 2025, all compounded PIK Interest that would have accrued through August 26, 2025 will become immediately due and payable. At any time after a declaration of acceleration has been made, and before a judgment or decree for payment of money due has been obtained by the holders, either the Lead Investor or the holders of a majority in principal amount of the outstanding Notes in this Series including the Lead Investor by written notice to the Company may rescind and annul the declaration and its consequences, if all Events of Default, other than the nonpayment of the principal and interest of Notes that have become due solely by such acceleration, have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereon.

11.Suits for Enforcement. If an Event of Default occurs and is continuing, either the Lead Investor or the holders of a majority in principal amount of the outstanding Notes in this Series including the Lead Investor may, in their discretion, proceed to protect and enforce their rights by such appropriate judicial proceedings as the holders deem most effectual to protect and enforce any such rights, whether for the specified enforcement of any covenant or agreement under this Note, in aid of the exercise of any power granted herein, or to enforce any other property remedy.

12.Limitation on Suits. No holder of any Note will have any right to institute any proceedings, judicial or otherwise, with respect to this Note, or for the appointment of a receiver or trustee, or for any remedy hereunder, unless the holder has previously given written notice to the Company of a continuing Event of Default as provided above; it being understood and intended that no one or more holders of Notes will have any right in any manner whatever by virtue of, or by availing of, any provisions of this Note to effect, disturb, or prejudice the right of any other holders of Notes, or to obtain or to seek to obtain priority or preference over any other holders, or to enforce any right under this Note, except in the manner herein provided and for the equal and ratable benefit of all the holders of the Notes.

13.Acts of Holders. Any request, demand, authorization, direction, notice, consent, waiver, or other action provided by this Note to be given or taken by the holder hereof or by the holders of the Notes in this Series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such holders in person, or by their agent or attorney-in-fact duly appointed in writing; and, except as otherwise expressly provided herein, such action will become effective when the instrument or instruments are delivered to the Company in the manner provided for giving notices herein. Such instrument or instruments, and the action embodied therein or evidenced thereby, are herein sometimes referred to as the “act” of the holders signing the instrument or instruments. Proof of execution of any instrument or of a writing appointing any agent will be sufficient for any purpose of this Note if the fact and date of execution by any person of any the instrument or writing is verified by the affidavit of a witness of the execution. The request, demand, authorization, direction, notice, consent, waiver, or other action by the holder of any Note will bind every Note holder of the same Note and the holder of every Note issued upon the transfer thereof, in exchange therefor, or in lieu thereof in respect of anything done or suffered to be done by any person in reliance thereon, whether notation of the action is made upon the Note.

Exhibit 10.1

14.Notices. Any and all notices, other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on (a) when delivered by hand; (b) when received by the addressee if sent by a nationally recognized overnight courier (with confirmation of delivery); (c) five (5) Business Days after the date mailed in the U.S., by certified or registered mail, return receipt requested, postage prepaid; or (d) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 5:30 p.m. Pacific Standard Time on a Business Day. Such communications must be sent to such party as follows (or at such other address for a party as shall be specified in a notice given in accordance with this Section.

If to the Company, addressed to:

Bakhu Holdings, Corp.

One World Trade Center, Suite 130

Long Beach, California 90831

Attn: Aristotle Popolizio, Vice President

Facsimile: (310) 997-1484

If to the Holder:

At Holder’s address as it appears in the Note register

maintained by the Company.

For the purpose of this Agreement “Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday in the United States or a day on which banking institutions in the State of California are authorized or required by law or other governmental action to close.

15.Adjustment in Conversion. The conversion price and number of shares issuable upon conversion of this Note may be subject to adjustment from time to time as follows:

(a)If the Company takes a record of the holders of its Shares for the purpose of entitling them to receive a dividend in Shares, the conversion price in effect immediately before the record date will be proportionately decreased, such adjustment to become effective immediately after the opening of business on the day following the record date.

(b)If the Company subdivides the outstanding Shares into a greater number of Shares, combines the outstanding shares into a smaller number of Shares, or issues by reclassification any of its Shares, the conversion price in effect immediately prior thereto will be adjusted so that the holder of the Note thereafter surrendered for conversion will be entitled to receive after the occurrence of any of the events described that number of Shares to which the holder would have been entitled had the Note been converted immediately prior to the occurrence of such event, such adjustment to become effective immediately after the opening of business on the day following the date upon which the subdivision, combination, or reclassification, as the case may be, becomes effective.

(c)No fraction of a Share will be issued upon conversion, but in lieu thereof, the Company, notwithstanding any other provision hereof, may pay therefor in cash at the fair value of the fractional Share at the time of conversion.

(d)Neither the purchase or other acquisition by the Company of any Shares nor the sale or other disposition by the Company of any Shares will affect any adjustment of the

Exhibit 10.1

conversion price or be taken into account in computing any subsequent adjustment of the conversion price.

(e)If, at any time:

(i)the Company proposes to pay any dividend payable in Shares upon its Shares or make any distribution, including a cash or property dividend, out of earnings or earned surplus, to the holders of its Shares;

(ii)the Company proposes to enter any plan of capital reorganization or of reclassification of the Shares of the Company; or

(iii)the Company proposes to merge, consolidate, or encumber or sell all or substantially all of its assets other than in the ordinary course of business;

then, in any one or more of said cases, the Company will cause a notice to be mailed to the registered holder of this Note at the holder’s address set forth in the registration records of the Company. Such notice will be solely for the convenience of the registered holder and will not be a condition precedent to, nor will any defect therein or failure in connection therewith affect, the validity of the action proposed to be taken by the Company. Notice will be mailed at least 10 days before the date on which the books of the Company close or a record date is taken for the Share dividend, Share split or reclassification, or consolidation, merger, or sale of the Company’s properties and assets, as the case may be, and will specify the record date for the closing of the transfer books.

16.Restrictions. The holder of this Note, by acceptance hereof, both with respect to the Note and the Shares to be issuable upon conversion of the Note (unless issued pursuant to an effective registration statement under the Securities Act), represents and warrants as follows:

(a)The Note and the Shares are being acquired for the holder’s own account to be held for investment purposes only and not with a view to or for resale in connection with any distribution of such Note or Shares or any interest therein without registration or other compliance under the Securities Act, and the holder hereof has no direct or indirect participation in any such undertaking or in underwriting such an undertaking.

(b)The holder hereof has been advised and understands that the Note and the Shares have not been registered under the Securities Act and the Note and the Shares must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from registration is available; except as set forth herein, the Company is under no obligation to register the Note and the Shares under the Securities Act; in the absence of such registration, sale of the Note or Shares may be impracticable; the Company’s registrar and transfer agent will maintain stop-transfer orders against registration of transfer of the Note and the Shares; and the certificates to be issued for any Shares will bear on their face a legend in substantially the following form:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under the securities laws of any state. These securities have been acquired for investment and may not be sold or transferred in the absence of an effective registration or other compliance under the Securities Act or the laws of the applicable state, or a “no-action” or interpretive letter from the U.S.

Exhibit 10.1

Securities and Exchange Commission or an opinion of counsel reasonably satisfactory to the issuer and its counsel to the effect that the sale or transfer is exempt from registration under the Securities Act and such state statutes.

(c)The Company may refuse to transfer the Note and the Shares unless the holder thereof provides an opinion of legal counsel reasonably satisfactory to the Company or a “no-action” or interpretive response from the SEC to the effect that the transfer is proper; further, unless the letter or opinion states that the Note and/or Shares are free from any restrictions under the Securities Act, the Company may refuse to transfer the Note and/or the Shares to any transferee who does not furnish in writing to the Company the same representations and agree to the same conditions with respect to such Note and Shares as set forth herein. The Company may also refuse to transfer the Note or Shares if any circumstances are present reasonably indicating that the transferee’s representations are not accurate.

17.Registered Holder. The Company may treat the person or persons whose name or names appear hereon as the absolute owner or owners of this Note for the purpose of receiving payment of, or on account of, the principal and interest due on this Note and for all other proposes, and subject to Section 17 the Company will not be affected by any notice to the contrary.

18.Severability. In case any provision in this Note is held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

19.Governing Law; Venue. This Note will be governed by and construed and interpreted in accordance with the laws of the State of Nevada, excluding principles of choice or conflicts of law. This Agreement shall be deemed made and entered into in Los Angeles County, State of California and venue for any Proceeding as defined below, in connection with this Agreement shall be in Los Angeles County, California.

20.Waiver of Jury Trial. The Parties hereto hereby voluntarily and irrevocably waives trial by jury in any Proceeding brought in connection with this Agreement, any of the related agreements and documents, or any of the transactions contemplated hereby or thereby. For purposes of this Agreement, “Proceeding” includes any threatened, pending, or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing, or any other actual, threatened, or completed proceeding, whether brought by or in the right of any Party or otherwise and whether civil, criminal, administrative, or investigative, in which a Party was, is, or will be involved as a Party or otherwise.

21.Legal Holidays. In any case when any date provided herein is not a business day, then (notwithstanding any other provision of this Note), the event required or permitted on such date will be required or permitted, as the case may be, on the next succeeding business day with the same force and effect as if made on the date upon which the event was required or permitted pursuant hereto.

22.Delay or Omission; No Waiver. No delay or omission of any holder of the Note to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or acquiescence therein. Every right or remedy given hereby or by law may be exercised from time to time and as often as may be deemed expedient.

23.Miscellaneous. This Note is subject to the following additional terms and conditions:

Exhibit 10.1

(a)If this Note is placed with an attorney for collection or if suit be instituted for collection, or if any other remedy provided by law is pursued by the registered holder hereof because of any default in the terms and conditions herein, then, in either event, the Company agrees to pay reasonable attorneys’ fees, costs, and other expenses incurred by the registered holder hereof in so doing.

(b)Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Note will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. All remedies conferred on the registered holder of this Note will be cumulative, and none is exclusive. All remedies may be exercised concurrently or consecutively at the registered holder’s option.

(c)This Note is non-negotiable and may be assigned and transferred only in compliance with the provisions of section 16 hereof.

(d)The makers, guarantors, and endorsers hereof severally waive presentment for payment, protest, and notice of protest and nonpayment of this Note.

Dated: ___________________

BAKHU HOLDINGS, CORP.

________________________________________________

 By:  Aristotle Popolizio

Title: Vice President and Secretary

Attest:

________________________________________________

 By:  Juan Carlos Garcia La Sienra Garcia

Title: Chief Executive Officer

Exhibit 10.1

NOTICE OF CONVERSION

[date]

Bakhu Holdings, Corp.

One World Trade Center, Suite 130

Long Beach, California 90831

Attn: Chief Financial Officer

Re:Conversion of Note

Gentlemen:

The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note or the portion hereof designated, into shares of common stock, par value $0.001 per share, of Bakhu Holdings, Corp., in accordance with the terms of this Note, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay any transfer taxes payable with respect thereto.

(signature)

FILL IN FOR REGISTRATION

OF SHARES:

(Printed Name)(Social Security or other identifying number)

(Street Address)(City/State/Zip Code)

Portion to be converted (if less than all)